Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made to be effective as of                     , by and between International Textile Group, Inc., a Delaware corporation (the “Indemnitor”), and «First_Name» «Last_Name» (the “Indemnitee”), a director and/or officer of the Corporation and of one or more subsidiaries of the Corporation, (the Corporation, and any such subsidiaries collectively referred to as the “Corporations”).

RECITALS:

A. It is essential that each Corporation be able to retain and attract as directors and officers the most capable persons available.

B. The substantial increase in corporate litigation and other investigative, regulatory and enforcement actions subjects directors and officers to expensive risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited.

C. Article VIII of the Corporation’s Second Amended and Restated Certificate of Incorporation (as heretofore amended, the “Certificate of Incorporation”) provides that each person who serves as a director or officer of the Corporation or of any of its subsidiaries shall be indemnified by the Corporation to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”), and it is now and has been the express policy of the Indemnitor to indemnify the directors and officers of the Corporation and of its subsidiaries.

D. Article VIII of the Certificate of Incorporation of the Corporation provides for indemnification and advancement of expenses by Corporation of the officers and directors of the Corporation and its subsidiaries. Such officers and directors may also be entitled to indemnification pursuant to applicable provisions of the DGCL or other applicable law. The indemnification and advancement provisions set forth therein are not exclusive, and contracts may be entered into between the Corporation and its officers and directors with respect to indemnification.

E. The Corporation has previously authorized and entered into agreements setting forth the rights to indemnification and advancement of expenses with its directors and officers, and has sought to ensure that the indemnification provided by the Corporation was available to the fullest extent permitted by the DGCL and other applicable law, as in effect from time to time.

F. The Indemnitee does not regard the protection available under the respective organizational documents of each Corporation and/or the directors’ and officers’ insurance available to the Indemnitee as adequate in the present circumstances, and may not be willing to serve or continue to serve as a director and/or officer without adequate protection.

G. The Corporation desires that the Indemnitee serve, or continue to serve, as a director and/or officer of each Corporation and in order to induce such service, the Corporation desires to provide the Indemnitee with the indemnification provided for hereunder.

NOW, THEREFORE, the Indemnitor and the Indemnitee do hereby agree as follows:

1. Agreement to Serve. The Indemnitee agrees to serve or continue to serve, at the request of the Indemnitor, as a director and/or officer of the Corporations for so long as the Indemnitee is duly elected or appointed and qualified or until such earlier time as the Indemnitee tenders a resignation in writing or is removed from office. This Agreement shall not be deemed an employment contract between any Corporation and Indemnitee.

2. Definitions. As used in this Agreement:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit, audit, arbitration, alternative dispute resolution proceeding, investigation, inquiry, administrative hearing or other actual, threatened or completed proceeding, whether brought by or in the right of the Indemnitor or any Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, investigative, regulatory or enforcement nature, including, without limitation, actions involving the U.S. Securities and Exchange Commission, state securities commissions, the U.S. Department of Justice, the Federal Transportation Safety Board, the Internal Revenue Service and state and local taxing authorities, and any appeal therefrom.

(b) The term “Corporate Status” shall mean the status of a person who is or was a director, officer, partner, employee, agent or trustee of, or in a similar capacity with, the Indemnitor or a Corporation (including any predecessor entity thereto), or is or was serving, or has agreed to serve, at the request of the Indemnitor or a Corporation (including any predecessor entity thereto), as a director, officer, partner, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

(c) The term “Expenses” shall include, without limitation, attorneys’ fees and costs, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements and expenses incurred by or on behalf of the Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters. Expenses shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for and other costs relating to any cost bond, supersede as bond or other appeal bond or its equivalent.

(d) The term “Independent Legal Counsel” shall mean a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Indemnitor or Indemnitee in any matter material to either such party or for which such law firm or member is or was entitled to be paid more than $250,000 by any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Indemnitor or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Indemnitor or a Corporation” shall include any service as a director, officer, partner, employee, agent or trustee of, or in a similar capacity with, a Corporation which imposes duties on, or involves services by, such director, officer, partner, employee, agent or trustee with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of a Corporation” as referred to in this Agreement. It is agreed that service as a director, officer, partner, employee, agent or trustee of a Corporation is “at the request of” the Indemnitor.

3. Indemnification in Third-Party Proceedings. The Indemnitor shall indemnify the Indemnitee in accordance with the provisions of this Section 3 if the Indemnitee was or is a party to or is threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Indemnitor or any Corporation to procure a judgment in its favor) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Indemnitor or the relevant Corporation, as the case may be, and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Indemnitor or the relevant Corporation, as the case may be, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

4. Indemnification in Proceedings by or in the Right of a Corporation. The Indemnitor shall indemnify the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee was or is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Indemnitor or any Corporation to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Indemnitor or a Corporation, as the case may be, except that no indemnification shall be made under this Section 4 to the extent that any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Indemnitor or the relevant Corporation, as the case may be, unless, and only to the extent, that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.

5. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement: (a) except as set forth in Section 10, the Indemnitor shall not be required to indemnify the Indemnitee pursuant to this Agreement in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of a Corporation; (b) the Indemnitor shall not indemnify the Indemnitee to the extent the Indemnitee has actually received the proceeds of insurance, and in the event the Indemnitor makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed for such indemnification payments from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Indemnitor to the extent of such insurance reimbursement; and (c) the Indemnitor shall not indemnify the Indemnitee hereunder to the extent that such indemnification is not lawful.

6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) an adjudication that the Indemnitee was liable to a Corporation, (b) a plea of guilty or nolo contendere by the Indemnitee, (c) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of a Corporation and (d) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

7. Additional Indemnification and Contribution.

(a) Notwithstanding any limitation in Sections 3, 4, 5 or 6, the Indemnitor shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee was or is a party to or is threatened to be made a party to or otherwise involved in any Proceeding (including a Proceeding by or in the right of the Indemnitor or any Corporation to procure a judgment in its favor) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including, without limitation, all interest assessments and other charges paid or payable in connection with or in respect of such

Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by or on behalf of the Indemnitee in connection with the Proceeding or any claim, issue or matter therein.

(b) To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Indemnitor, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Indemnitor hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(c) The Indemnitor shall not enter into any settlement of any Proceeding in which the Indemnitor is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(d) The Indemnitor hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Indemnitor who may be jointly liable with Indemnitee.

(e) For purposes of Section 7, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or other applicable statute, and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or other applicable statute adopted after the date of this Agreement that increase the extent to which a corporation or other entity may indemnify its officers and directors.

8. Notification and Defense of Claim. The Indemnitee shall notify the Indemnitor in writing as soon as practicable upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding that may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to provide such notice to the Indemnitor shall not relieve the Indemnitor of any liability or obligation which it may have to the Indemnitee under this Agreement or otherwise. With respect to any Proceeding of which the Indemnitor is so notified, the Indemnitor will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election so to assume such defense, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 8.

The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Indemnitor of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (a) the employment of counsel by the Indemnitee has been authorized by the Indemnitor, (b) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any issue between the Indemnitor and the Indemnitee in the conduct of the defense of such Proceeding, (c) the Indemnitor shall not in fact have employed counsel to assume the defense of such Proceeding or (d) the Indemnitor has not unconditionally acknowledged and agreed, in writing, that it has an indemnification obligation to the Indemnitee under this Agreement, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Indemnitor, except as otherwise expressly provided by this Agreement. The Indemnitor shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Indemnitor or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (b) above. The Indemnitor shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Indemnitor shall not settle any Proceeding in any manner which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Indemnitor nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

9. Advancement of Expenses. Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Indemnitor shall advance the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Indemnitor of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Indemnitor under this Agreement. Indemnitee’s execution and delivery of this Agreement shall constitute such undertaking, and such undertaking shall be accepted without reference to the financial ability of the Indemnitee and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing a Proceeding to enforce this right of advancement or any other right hereunder, including Expenses incurred preparing and forwarding statements to the Indemnitor to support the advances claimed. Any such advances shall be unsecured and interest free.

10. Procedure for Indemnification.

(a) In order to obtain indemnification or advancement of Expenses pursuant to Sections 3, 4, 6, 7 or 9 of this Agreement, the Indemnitee may submit to the Corporation a written request. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 11(b) of this Agreement.

(b) Any indemnification pursuant to this Agreement shall be made promptly by Indemnitor, and in any event within thirty (30) days after receipt by the Indemnitor of the written request of the Indemnitee, unless with respect to requests for indemnification under Section 3 or 4 the Indemnitor determines within such 30-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 3 or 4, as the case may be. Such determination, and any determination that advanced Expenses must be repaid to the Indemnitor due to the Indemnitee’s failure to meet the applicable standard of conduct set forth in Section 3 or 4, to the extent required by applicable law, shall be made in each instance (i) by a majority vote of the directors of the Indemnitor consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (ii) by a majority vote of a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum or (iii) if there are no disinterested directors, or if the disinterested directors so direct, by Independent Legal Counsel in a written opinion; provided, however, that following any Change in Control (as defined below) the Indemnitee shall have the right, by notice to the Indemnitor, to require that any such determination, and any determination that advanced Expenses must be repaid to the Indemnitor, shall be made only by Independent Legal Counsel selected by the Indemnitee and approved by the Indemnitor (which approval shall not be unreasonably withheld). To the extent a determination is to be made by Independent Legal Counsel, such counsel shall render its written opinion to the Indemnitor and the Indemnitee as to whether and to what extent the Indemnitee is permitted to be indemnified or have expenses advanced hereunder and/or under applicable law and the Indemnitor agrees to abide by such opinion. The Indemnitor agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify such counsel against any and all expenses (including reasonable attorneys fees), claims, liabilities and damages arising out of or relating to its engagement pursuant hereto.

For purposes of this Agreement, a “Change in Control” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership of any capital stock of the Indemnitor if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of common stock of the Indemnitor (the “Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Indemnitor entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Common Stock or Voting Securities directly from the Indemnitor (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Indemnitor, unless the Person exercising, converting or exchanging such security acquired such security directly from the Indemnitor or an underwriter or agent of the Indemnitor), (ii) any acquisition by the Indemnitor or any employee benefit plan (or related trust) sponsored or maintained by the Indemnitor or any corporation controlled by the Indemnitor or (iii) any acquisition by any corporation pursuant to a Merger Combination (as defined below) that meets the Ownership Requirement (as defined below); or

(ii) individuals who, as of the date hereof, constitute the members of the Indemnitor’s Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Indemnitor’s Board of Directors (or, if applicable, the Board of Directors of a successor corporation to the Indemnitor); provided, however, that any individual becoming a director of the Indemnitor subsequent to the date hereof who was nominated or elected by at least a majority of the Incumbent Directors at the time of such nomination or election or whose election to the Indemnitor’s Board of Directors was recommended or endorsed by at least a majority of the directors who were the Incumbent Directors at the time of such nomination or election shall be deemed to be the Incumbent Directors (except that this proviso shall not apply to any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Indemnitor’s Board of Directors); or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Indemnitor or a sale or other disposition of all or substantially all of the assets of the Indemnitor (a “Merger Combination”), unless immediately following such Merger Combination, all or substantially all of the individuals and entities who were the beneficial owners of Common Stock and Voting Securities immediately prior to such Merger Combination beneficially own, directly or indirectly, more than 50% of the shares of common stock and the combined voting power of the securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Merger Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Indemnitor or substantially all of the Indemnitor’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Merger Combination (the “Ownership Requirement”); or

(iv) approval by the stockholders of the Indemnitor of a complete liquidation or dissolution of the Indemnitor.

11. Remedies. Notwithstanding anything to the contrary set forth herein, the right to indemnification, contribution or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Indemnitor. The Indemnitee’s expenses (of the type described in the definition of “Expenses” in Section 2(c)) reasonably incurred in connection with successfully establishing the Indemnitee’s right to indemnification, contribution or advancement of Expenses in whole or in part, in any such Proceeding shall also be indemnified by the Indemnitor.

12. Presumption of Entitlement.

(a) In making any standard of conduct determination, the person or persons making such determination shall presume that the Indemnitee has satisfied the applicable standard of conduct, and that the Indemnitor may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any standard of conduct determination that is adverse to the Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Indemnitor (including by its directors or any independent counsel) that the Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by the Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Indemnitor hereunder or create a presumption that the Indemnitee has not met any applicable standard of conduct.

(b) If the person or persons empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Indemnitor of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a final judicial determination that either (i) Indemnitee misstated a material fact, or omitted a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional twenty (20) days, if the person or persons making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Indemnitor, including financial statements, or on information supplied to Indemnitee by the officers of the Indemnitor in the course of their duties, or on the advice of legal counsel for the Indemnitor or on information or records given or reports made to the Indemnitor by an independent certified public accountant or by an appraiser or other expert selected by the Indemnitor. The provisions of this Section 12(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(d) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Indemnitor or any Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, liabilities, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

14. Subrogation. In the event of any payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitor to bring suit to enforce such rights.

15. Term of Agreement. This Agreement shall continue in effect indefinitely regardless of when or if the Indemnitee shall cease to serve as a director or officer of a Corporation or, at the request of the Indemnitor or a Corporation, as a director, officer, partner, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

16. Indemnification Hereunder Not Exclusive. The indemnification, contribution and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the certificate of incorporation or by-laws of the Indemnitor or the organizational documents of any Corporation, any other agreement, any vote of stockholders or disinterested directors, the DGCL, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for a Corporation. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under this Agreement, the certificate of incorporation or by-laws of the Indemnitor or any Corporation or any other agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. Nothing contained in this Agreement shall be deemed to prohibit the Indemnitor or any Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

17. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of a Corporation for any period of time or at any particular rate of compensation.

18. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Indemnitor shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of it shall together constitute one and the same instrument.

20. Successors and Assigns. This Agreement shall be binding upon the Indemnitor and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee. The Indemnitor shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) in any Change of Control, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

21. Headings. The headings of the paragraphs or sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand, (b) if mailed by certified or registered mail with postage prepaid (return receipt requested), on the third day after the date on which it is so mailed, (c) one business day after delivery to a nationally recognized overnight courier service for next day delivery or (d) the date when sent by facsimile (with confirmation of receipt):

(a) if to the Indemnitee, to:

«Title» «First_Name» «Last_Name»

804 Green Valley Road

Suite 300

Greensboro, NC 27408

(b) if to the Indemnitor, to:

International Textile Group, Inc.

804 Green Valley Road, Suite 300

Greensboro, N.C. 27408

Attention: General Counsel

Facsimile: (336) 379-6972

or to such other address or facsimile number as may have been furnished to the Indemnitee by the Indemnitor or to the Indemnitor by the Indemnitee, as the case may be.

24. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Indemnitor, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if the DGCL or other applicable statute is amended, or other law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the DGCL or such other applicable statute, as so amended, or by such other law, as so enacted.

25. Enforcement. The Indemnitor expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporations, acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity and that its obligations hereunder are joint and several.

26. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the certificate of incorporation or by-laws of the Indemnitor or any Corporation.

27. Consent to Suit. The Indemnitor and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Court of Chancery of the State of Delaware; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court of Chancery of the State of Delaware has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. Notwithstanding the foregoing, any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction. The Indemnitor shall be precluded from asserting in any judicial proceeding commenced against Indemnitee that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Indemnitor is bound by all the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INTERNATIONAL TEXTILE GROUP, INC.

By:
Name:	Joseph L. Gorga
Title:	President and CEO

INDEMNITEE:

«First_Name» «Last_Name»

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